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                                                                    EXHIBIT 4.13

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                          TESORO PETROLEUM CORPORATION

                      SENIOR SECURED TERM LOANS DUE 2008

                       8% SENIOR SECURED NOTES DUE 2008

                           COLLATERAL AGENCY AGREEMENT

                           Dated as of April 17, 2003


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                                TABLE OF CONTENTS

                                                                            PAGE
                                   ARTICLE 1.

                   DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1.   Defined Terms.................................................2

SECTION 1.2.   Rules of Interpretation.......................................3

                                   ARTICLE 2.

                  OBLIGATIONS AND POWERS OF COLLATERAL AGENT

SECTION 2.1.   Undertaking of the Collateral Agent...........................3

SECTION 2.2.   Documents and Communications..................................4

SECTION 2.3.   Release or Subordination of Liens.............................5

SECTION 2.4.   Actionable Default............................................5

SECTION 2.5.   Equal and Ratable Sharing.....................................5

SECTION 2.6.   Application of Proceeds.......................................5

SECTION 2.7.   Credit Bid Rights.............................................6

SECTION 2.8.   Powers of the Collateral Agent................................7

SECTION 2.9.   For Sole Benefit of Holders of Secured Obligations,
               Equally and Ratably...........................................8

                                   ARTICLE 3.

            OBLIGATIONS ENFORCEABLE BY THE COMPANY AND GUARANTORS

SECTION 3.1.   Release of Liens..............................................8

SECTION 3.2.   Subordination of Liens........................................8

SECTION 3.3.   Delivery of Copies to the Administrative Agent and
               Trustee.......................................................9

SECTION 3.4.   Collateral Agent not Required to Serve, File or Record........9

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                                   ARTICLE 4.

                       IMMUNITIES OF THE COLLATERAL AGENT.

SECTION 4.1.   No Implied Duty...............................................9

SECTION 4.2.   Appointment of Co-Agents and Sub-Agents.......................9

SECTION 4.3.   Other Agreements..............................................9

SECTION 4.4.   Solicitation of Instructions.................................10

SECTION 4.5.   Limitation of Liability......................................10

SECTION 4.6.   Documents in Satisfactory Form...............................10

SECTION 4.7.   Entitled to Rely.............................................10

SECTION 4.8.   Defaults and Events of Default...............................10

SECTION 4.9.   Actions by Collateral Agent..................................10

SECTION 4.10.  Security or Indemnity in favor of the Collateral Agent.......11

                                   ARTICLE 5.

               RESIGNATION AND REMOVAL OF THE COLLATERAL AGENT.

SECTION 5.1.   Resignation or Removal of Collateral Agent...................11

SECTION 5.2.   Appointment of Successor Collateral Agent....................11

SECTION 5.3.   Succession...................................................11

SECTION 5.4.   Limitation...................................................12

                                   ARTICLE 6.

                          MISCELLANEOUS PROVISIONS.

SECTION 6.1.   Amendment....................................................12

SECTION 6.2.   Further Assurances...........................................12

SECTION 6.3.   Successors and Assigns.......................................13

SECTION 6.4.   Delay and Waiver.............................................14

SECTION 6.5.   Notices......................................................14

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SECTION 6.6.   Entire Agreement.............................................15

SECTION 6.7.   Compensation; Expenses.......................................15

SECTION 6.8.   Indemnity....................................................16

SECTION 6.9.   Severability.................................................16

SECTION 6.10.  Headings.....................................................17

SECTION 6.11.  Obligations Secured..........................................17

SECTION 6.12.  Applicable Law...............................................17

SECTION 6.13.  Consent to Jurisdiction......................................17

SECTION 6.14.  Waiver of Jury Trial.........................................17

SECTION 6.15.  Counterparts.................................................18

SECTION 6.16.  Effectiveness................................................18

SECTION 6.17.  Additional Obligors..........................................18

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EXHIBITS:           A    Joinder Agreement


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            This COLLATERAL AGENCY AGREEMENT, dated as of April 17, 2003 (this
"Agreement"), is entered into by and among TESORO PETROLEUM CORPORATION, a Delaware corporation (the "Company"), THE SUBSIDIARIES OF THE COMPANY PARTY HERETO (the "Guarantors"), GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent under the Term Loan Agreement (each, as defined below), THE BANK OF NEW YORK, as Trustee under the Indenture (each, as defined below), and WILMINGTON TRUST COMPANY, as Collateral Agent (together with its successors in such capacity, the "Collateral Agent").

                                    RECITALS

            1. The Company intends to borrow $200,000,000 in principal amount of Term Loans (the "Initial Term Loans") under the Term Loan Agreement dated as of April 17, 2003 (the "Term Loan Agreement") by and among the Company, the Guarantors, the lenders from time to time party thereto, the Administrative Agent (together with its successors in such capacity, the "Administrative Agent") and Goldman Sachs Credit Partners L.P., as sole lead arranger, sole bookrunner and syndication agent.

            2. The Company intends to issue $375,000,000 in principal amount of 8.00% Senior Secured Notes due April 15, 2008 (the "Initial Notes") pursuant to the Indenture dated as of April 17, 2003 (the "Indenture") by and among the Company, the Guarantors and The Bank of New York, as Trustee (together with its successors in such capacity, the "Trustee").

            3. Pursuant to the Term Loan Agreement, the Guarantors guarantee payment of the Initial Term Loans and all other Term Loan Obligations. Pursuant to the Indenture, the Guarantors guarantee payment of the Initial Notes and all other Note Obligations.

            4. The Term Loan Agreement and Indenture require the Company and the Guarantors to secure payment of the Initial Term Loans and the Initial Notes and other Secured Obligations, Equally and Ratably, by security interests in the Collateral. Without providing any commitments to the Company as to the funding of any future indebtedness, the Term Loan Agreement and Indenture permit the Company from time to time to incur Indebtedness which it is otherwise permitted to incur under the Term Loan Agreement and Indenture in the form of additional Term Loans borrowed under the Term Loan Agreement or additional Notes issued under the Indenture (or both) and to secure such additional Term Loans and additional Notes, Equally and Ratably with the Initial Term Loans and the Initial Notes, by such security interests in the Collateral, up to an aggregate principal amount (including the Initial Term Loans and the Initial Notes) not exceeding $725,000,000 at any one time outstanding (the "Secured Principal Cap").

            5. The Term Loan Agreement and Indenture further require that such security interests in the Collateral be granted pursuant to the Security Documents to a collateral agent acting for the benefit of the holders of Term Loans, Notes and other Secured Obligations. This Agreement sets forth the terms on which the Collateral Agent has undertaken to accept, hold and enforce such security interests and all related rights, interests and powers as agent for, and for the benefit exclusively of, the present and future holders of the Term Loans, Notes and other Secured Obligations.
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            NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Defined Terms.

            (a) Capitalized terms used in this Agreement that are defined in the Term Loan Agreement and Indenture and not otherwise defined herein shall have the meanings set forth in the Term Loan Agreement and Indenture.

            (b) All capitalized terms used in this Agreement that are defined in
Article 9 of the UCC, as in effect on the date of this Agreement in the State of New York, and not otherwise defined herein shall have the meanings therein set forth.

            (c) The following terms shall have the following meanings:

            "Act of the Secured Debtholders" means, as to any matter, a direction in writing delivered to the Collateral Agent by or with the written consent of (i) the number of Secured Debtholders required to consent to such matter under any express provision of the Term Loan Agreement or the Indenture requiring that all Secured Debtholders or a number of Secured Debtholders greater than the Required Secured Debtholders consent to such matter or (ii) the Required Secured Debtholders, in all other cases, accompanied by written confirmation (x) from the Administrative Agent (in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent) as to the principal amount of outstanding Term Loans registered by the Administrative Agent as outstanding in the name of any consenting Secured Debtholder who is a Lender under the Term Loan Agreement and (y) from the Trustee (in a form reasonably satisfactory to the Trustee and the Collateral Agent) as to the principal amount of outstanding Notes registered by the Trustee as outstanding in the name of any consenting Secured Debtholder who is a Holder of Notes under the Indenture.

            "Actionable Default" means the failure by the Obligors to pay the Term Loans or the Notes when due and payable in full, whether at maturity, upon acceleration or otherwise, or the occurrence of any Event of Default described in Sections 7.01(i) or 7.01(j) of the Term Loan Agreement or Sections 6.01(i) or 6.01(j) of the Indenture.

            "Default" means a "Default" as defined in the Term Loan Agreement or a "Default" as defined in the Indenture.

            "Event of Default" means an "Event of Default" as defined in the Term Loan Agreement or an "Event of Default" as defined in the Indenture.

            "Indemnified Liabilities" means any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or

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nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of the Terms Loans or the Notes or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company or any of its Subsidiaries or any of the Collateral and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Company or any Guarantor under any Term Loan Document.

            "Indemnitee" has the meaning given in Section 6.8(a).

            "Joinder Agreement" means an agreement substantially in the form of Exhibit A.

            "Notice of Actionable Default" means written notice given to the Collateral Agent by the Administrative Agent, the Trustee or the Required Secured Debtholders, stating that an Actionable Default has occurred and is continuing.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Collateral Agent that meets the requirements of
Section 14.05 of the Indenture. The opinion may include exceptions and qualifications consistent with customary practice for written third party legal opinions relating to the subject matter of the opinion. The counsel may be the Company's chief legal officer or independent legal counsel to the Company.

            "Required Secured Debtholders" means, at any time, Secured Debtholders then holding a majority in aggregate outstanding principal amount of Term Loans and Notes then outstanding, voting as a single class. For this purpose only, Term Loans and Notes registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company shall be deemed not to be outstanding.

            "Secured Debtholder" means, at any time, a Person which then is a Lender, as defined in the Term Loan Agreement, or a Holder, as defined in the Indenture.

Section 1.2.Rules of Interpretation. The rules of interpretation or construction set forth in Section 1.03 of the Term Loan Agreement and Section 1.04 of the Indenture shall apply with like effect to this Agreement.

                                   ARTICLE II.

                   OBLIGATIONS AND POWERS OF COLLATERAL AGENT

Section 2.1. Undertaking of the Collateral Agent.

      (a) The Collateral Agent hereby irrevocably undertakes and agrees, on the terms and conditions set forth in this Agreement, to act as agent for the benefit exclusively of the present and future holders of Term Loans, Notes and other Secured Obligations and in such capacity to accept, hold, administer and enforce all collateral security at any time delivered to it by the Company or any Guarantor as security for the Secured Obligations and all rights, interests and powers at any time granted or enforceable in respect of such collateral security under the

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Security Documents or applicable law. Without limiting the generality of the foregoing, the Collateral Agent agrees that it will, as agent for the benefit exclusively of the present and future holders of Term Loans, Notes and other Secured Obligations, but subject to the terms and conditions hereof:

            (i) enter into the Security Documents, receive, hold, administer and enforce the security interests granted to it thereunder, perform its obligations thereunder and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it thereunder or pursuant thereto or in connection therewith;

            (ii) upon direction of one Required Secured Debtholder, take all lawful and commercially reasonable actions that it may deem necessary or advisable to protect or preserve its interest in the Collateral and such interests, rights, powers and remedies;

            (iii) establish the Asset Sale Proceeds Account and maintain sole dominion and control over the Asset Sale Proceeds Account and all deposits therein and investments thereof;

            (iv) deliver and receive notices pursuant to the Security Documents and the Intercreditor Agreement;

            (v) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral and its other interests, rights, powers and remedies;

            (vi) remit to the Trustee and the Administrative Agent, Equally and Ratably, all cash proceeds received by the Collateral Agent from the collection, foreclosure or enforcement of its interest in the Collateral or any of its other interests, rights, powers or remedies;

            (vii) amend the Security Documents as from time to time authorized and directed by Act of the Secured Debtholders;

            (viii) release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 3.1; and

            (ix) enter into the Intercreditor Agreement dated as of the Closing Date.

      (b) The Company and the Guarantors acknowledge and consent to the undertaking of the Collateral Agent set forth in Section 2.1(a) and agree to each of the other provisions of this Agreement applicable to them, as expressly noted thereby.

Section 2.2 Documents and Communications. The Collateral Agent will permit the Administrative Agent, the Trustee or any Secured Debtholder at any time or from time to time, during normal business hours, to inspect and copy any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Agent in its capacity as such.

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Section 2.3  Release or Subordination of Liens. The Collateral Agent will not release or consent to the release or subordination of any Lien granted by any Security Document, except as required by Article 3 and except as ordered pursuant to applicable law by order of a court of competent jurisdiction.

Section 2.4 Actionable Default. If the Collateral Agent at any time receives a Notice of Actionable Default or has actual knowledge that an Actionable Default has occurred and is continuing, it shall promptly deliver written notice thereof to the Administrative Agent and the Trustee. Thereafter, subject to Article 4, the Collateral Agent shall act, or decline to act, as directed by Act of the Secured Debtholders, in the exercise and enforcement the Collateral Agent's interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law. Unless it has been directed to the contrary by Act of the Secured Debtholders, the Collateral Agent in any event may (but shall not be obligated to) take or refrain from taking such action with respect to such Actionable Default as it may deem advisable and in the best interest of the holders of Secured Obligations.

Section 2.5  Equal and Ratable Sharing.

Notwithstanding (i) anything to the contrary contained in the Note Documents or the Term Loan Documents, (ii) the time, order or method of attachment of the Collateral Agent's Liens, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral or (v) the rules for determining priority under the UCC or any other law governing relative priorities of secured creditors:

      (a) all Liens at any time granted to secure any Secured Obligations will secure Equally and Ratably all of the Notes (including additional Notes permitted by clause (2) of the definition of "Permitted Liens"), all other present and future Note Obligations, all of the Term Loans (including additional Term Loans permitted by clause (2) of the definition of "Permitted Liens") and all other present and future Term Loan Obligations; and

      (b) all proceeds of Collateral encumbered by such Liens shall be allocated and distributed Equally and Ratably on account of the Note Obligations and Term Loan Obligations.

Section 2.6  Application of Proceeds.

      (a) After the occurrence of an Actionable Default, all proceeds of Collateral shall be applied in the following order of priority:

            (i) first, to the payment of advances made and liabilities incurred by the Collateral Agent in order to protect the Liens granted by the Security Documents or the collateral security afforded thereby, with interest thereon at the rate that would then be applicable to the Term Loans, and the payment of all reasonable costs and expenses incurred by the Collateral Agent, the Administrative Agent or the Trustee in connection with the preservation, collection, foreclosure or enforcement of the Liens granted by the Security Documents or any interest, right, power or remedy of the Collateral Agent or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any bankruptcy case or insolvency or liquidation

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proceeding, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Agent, the Administrative Agent or the Trustee and reasonable compensation of the Collateral Agent or the Trustee for services rendered in connection therewith;

            (ii) second, Equally and Ratably, to the payment of the Secured Obligations then outstanding; and

            (iii) third, to the extent of any surplus remaining after payment in full of all Term Loans and Notes and all other Secured Obligations, to the Company or other applicable Obligor, or its successors or assigns, or as a court of competent jurisdiction may direct.

For this purpose, "proceeds" of Collateral includes any and all cash, securities and other property realized from collection, foreclosure or enforcement of the Collateral Agent's Liens upon the Collateral (including distributions of Collateral in satisfaction of any Secured Obligations) or distributed in any bankruptcy case or insolvency or liquidation proceeding in respect of any claim upon any Secured Obligation that is allowed or enforceable therein as a claim secured by Collateral pursuant to the Security Documents.

Section 2.7  Credit Bid Rights.

      (a) If, during the continuance of an Actionable Default, the Collateral Agent forecloses any of its Liens upon any Collateral, whether by public sale or private sale or judicial foreclosure or otherwise, and if directed by an Act of the Secured Debtholders to exercise its credit bid rights as provided in this
Section 2.7(a), the Collateral Agent, acting for and on behalf of the Secured Debtholders and other holders of Secured Obligations, shall be entitled (to the fullest extent it may lawfully do so) to use and apply then matured Secured Obligations as a credit on account of the purchase price payable by the Collateral Agent for any Collateral sold to the Collateral Agent at the corresponding foreclosure sale, for all purposes related to bidding and making settlement or payment of the purchase price at such foreclosure sale.

      (b) If, in connection with or, during the continuance of an Actionable Default, in anticipation of any foreclosure of any of the Collateral Agent's Liens upon any Collateral, Term Loans and Notes representing at least a majority in outstanding principal amount of Term Loans and Notes then outstanding are transferred to and registered in the name of a single transferee for purposes of facilitating or executing a bid for such Collateral at the corresponding foreclosure sale, such transferee shall be entitled (to the fullest extent it may lawfully do so) to use and apply all then matured Secured Obligations outstanding to such transferee as a credit on account of the purchase price payable by such transferee for any Collateral sold to such transferee at such foreclosure sale, for all purposes related to bidding and making settlement or payment of the purchase price at such foreclosure sale, but only if all Secured Debtholders consent thereto or if:

            (i) each Secured Debtholder has been offered the opportunity to transfer to such transferee any or all of the Term Loans and Notes outstanding held by such Secured Debtholder on terms equivalent to the most favorable terms offered by such transferee to any Secured Debtholder for or in connection with any transfer of Term Loans or Notes to such transferee; and

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            (ii) effective provision is made (or found by order of a court of competent jurisdiction to have been made) for sharing proceeds of the Collateral Equally and Ratably, even if the proceeds received by Secured Debtholders other than such transferee are different in kind (if reasonably equivalent in value with at least equivalent liquidity) from the proceeds to be realized by such transferee if it is the successful bidder at the foreclosure sale.

      (c) Each of the Company and Guarantors hereby grants, confirms and agrees to cooperate with and permit the exercise and enforcement of the rights set forth in this Section 2.7.

Section 2.8  Powers of the Collateral Agent.

      (a) The Collateral Agent is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies, in each case pursuant to the Security Documents and applicable law and to act as set forth in this Article 2 or as requested in any lawful directions given to it from time to time in respect of any matter by Act of the Secured Debtholders.

      (b) Subject to Article 4, the Collateral Agent shall take direction only pursuant to (i) an Act of the Secured Debtholders or (ii) the Administrative Agent and the Trustee as required or permitted by the Term Loan Agreement and the Indenture.

      (c) No direction given to the Collateral Agent (whether given by Act of the Secured Debtholders or by the Administrative Agent or Trustee or otherwise by any Person) which imposes, or purports to impose, upon the Collateral Agent any obligation not set forth in or arising under this Agreement or any other Security Document accepted by the Collateral Agent shall be binding upon the Collateral Agent unless the Collateral Agent elects, at its sole option, to accept direction (i) pursuant to an Act of the Secured Debtholders or (ii) from the Administrative Agent and the Trustee as required or permitted by the Term Loan Agreement and the Indenture.

      (d) No Act of the Secured Debtholders shall be effective to impose any obligation or liability upon any Secured Debtholder, the Administrative Agent or the Trustee, unless it is a signatory party thereto.

      (e) The Administrative Agent and the Trustee are party to this Agreement solely to confirm their consent to the undertaking of the Collateral Agent set forth in Section 2.1(a) and their acceptance of the rights granted to them by this Agreement. Neither the Administrative Agent nor the Trustee nor any Secured Debtholder nor any other holder of Secured Obligations shall have (i) any obligation under this Agreement or under any Act of the Secured Debtholders to which it is not a signatory party; (ii) any responsibility or duty whatsoever in respect of the Collateral or the Security Documents or any other interest, right, power or remedy granted to or enforceable by the Collateral Agent, it being understood and agreed by the Collateral Agent and by the Company and the Guarantors that only the Collateral Agent shall be bound by, or liable for breach of, the obligations of the Collateral Agent set forth in or arising under the Security Documents, including all obligations imposed by law upon a secured party relating the protection, maintenance, release or enforcement of any security interest in any Collateral or any other interest, right, power or remedy of the Collateral Agent; or (iii) any liability whatsoever for

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any act or omission of the Collateral Agent, whether or not constituting a breach of its undertaking and obligations under this Agreement or otherwise constituting wrongful conduct.

Section 2.9 For Sole Benefit of Holders of Secured Obligations, Equally and Ratably. The Collateral Agent shall accept, hold, administer and enforce all collateral security at any time delivered to it by the Company or any Guarantor and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Agent solely and exclusively for the benefit of the Secured Debtholders and the other present and future holders from time to time of Secured Obligations, Equally and Ratably, and shall distribute all cash proceeds received by it in realization thereon or from enforcement thereof solely and exclusively to the Administrative Agent and the Trustee, for the benefit Equally and Ratably of the Secured Debtholders and the other present and future holders of Secured Obligations.

                                  ARTICLE III.

              OBLIGATIONS ENFORCEABLE BY THE COMPANY AND GUARANTORS

Section 3.1 Release of Liens. The Collateral Agent agrees for the benefit of the Company and Guarantors that if the Collateral Agent at any time receives an Officers' Certificate stating that (a) the Collateral Agent is required by the Term Loan Agreement and the Indenture or by an Act of the Secured Debtholders to release any property of the Company or a Guarantor described in such Officers' Certificate from any Lien granted by a Security Document specified in such Officers' Certificate, (b) if such release is required as a result of a Sale of Collateral, the proceeds thereof will be applied in accordance with the Term Loan Documents and the Note Documents, and (c) no Default or Event of Default will result from the release of such Lien, accompanied by the proposed instrument releasing such Lien as to such property and an Opinion of Counsel for the Company to the effect that the release of such Lien as to such property is permitted by the Term Loan Agreement and the Indenture or by an Act of the Secured Debtholders and that such proposed instrument is effective solely to release such Lien as to such property, without requiring the Collateral Agent to make any representation or warranty in respect thereof, without releasing or satisfying any obligation secured by such Lien, and without imposing any obligation or liability upon the Collateral Agent or any other Person, then, subject to Article 4, the Collateral Agent will, within ten Business Days thereafter, release such Lien upon such property by executing (and if necessary acknowledging in recordable form) such proposed instrument reasonably requested by the Company and delivering it to the Company or such Guarantor.

Section 3.2 Subordination of Liens. The Collateral Agent agrees for the benefit of the Company and Guarantors that if the Collateral Agent at any time receives an Officers' Certificate stating that the Company or any Guarantor intends to incur Indebtedness that will be secured by a purchase money security interest permitted under clause (4) in the definition of "Permitted Liens" upon property identified therein with reasonable specificity to be acquired with such Indebtedness, accompanied by (a) a proposed lien subordination agreement subordinating the Liens under the Security Documents to such purchase money security interest, to the extent it attaches to such property and secures Indebtedness incurred to acquire such property, and (b) an Opinion of Counsel for the Company to the effect that the subordination of such Liens to such

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purchase money security interest, and to such extent, is permitted by the Term
Loan Agreement and the Indenture or by an Act of the Secured Debtholders and that such proposed lien subordination agreement is effective solely to subordinate such Lien as to such property to such extent, without requiring the Collateral Agent to make any representation or warranty in respect thereof, without releasing or satisfying any such Lien or any obligation secured thereby, and without imposing any obligation or liability upon the Collateral Agent or any other Person, then, subject to Article 4, the Collateral Agent will, within ten Business Days thereafter, execute such lien subordination agreement and deliver to the Company or such Guarantor, subject to and effective upon the incurrence of such Indebtedness and the use of the proceeds thereof to acquire such property.

Section 3.3 Delivery of Copies to the Administrative Agent and Trustee. The Company shall deliver to the Administrative Agent and the Trustee a copy of each Officers' Certificate delivered to the Collateral Agent pursuant to Section 3.1 or 3.2, together with copies of all documents delivered to the Collateral Agent with such Officers' Certificate. The Administrative Agent and Trustee shall not be obligated to take notice thereof or to act thereon.

Section 3.4 Collateral Agent not Required to Serve, File or Record. The Collateral Agent is not required to serve, file, register or record any instrument releasing or subordinating its security interest in any Collateral.

                                   ARTICLE IV.

                       IMMUNITIES OF THE COLLATERAL AGENT.

Section 4.1 No Implied Duty. The Collateral Agent shall not have any duties or responsibilities except those expressly assumed by it in this Agreement and the other Security Documents and shall not be required to take any action which is contrary to applicable law or any provision of this Agreement or the other Security Documents. The Collateral Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or other instrument held by or delivered to the Collateral Agent. The Collateral Agent shall not be called upon to advise any party as to the wisdom in taking or refraining to take any action with respect to the Collateral.

Section 4.2 Appointment of Co-Agents and Sub-Agents. The Collateral Agent may employ agents and appoint sub-agents or co-collateral agents as it determines appropriate in the performance of its duties hereunder. The Collateral Agent will exercise reasonable care in selecting any such agent, sub-agent or co-collateral agent and in supervising the performance of any duties delegated to any such agent, sub-agent or co-collateral agent but shall not otherwise be responsible or liable for any act or omission of any such agent, sub-agent or co-collateral agent.

Section 4.3 Other Agreements. The Collateral Agent has accepted and is bound by the Security Documents delivered to it as of the date of this Agreement and, subject to this Article 4, shall accept and be bound by all Security Documents delivered to it at any time after the date of this Agreement. The Collateral Agent shall not otherwise be bound by, or obligated to take cognizance of the provisions of, any agreement to which it is not a party, including the Term Loan Agreement and the Indenture.

Section 4.4 Solicitation of Instructions. The Collateral Agent may at any time solicit confirmatory instructions, including an Act of the Secured Debtholders or an order of a court of competent jurisdiction, as to any action which it may be requested or required to take, or which it may propose to take, in the performance of any of its obligations under this Agreement.

Section 4.5 Limitation of Liability. The Collateral Agent shall not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any Security Document, except for its own gross negligence or willful misconduct.

Section 4.6 Documents in Satisfactory Form. The Collateral Agent shall be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and upon substantive provisions reasonably satisfactory to it.

Section 4.7 Entitled to Rely. The Collateral Agent may rely conclusively upon any certificate, notice or other document (including any teletransmission) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons and need not investigate any fact or matter stated in any such document. The Collateral Agent may seek and rely upon any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company in compliance with the provisions of this Agreement or delivered to it by the Administrative Agent or the Trustee as to the Secured Debtholders whose action or consent is required for an Act of the Secured Debtholders, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. To the extent an Officers' Certificate or an Opinion of Company Counsel is required or permitted under this Agreement to be delivered to the Collateral Agent in respect of any matter, the Collateral Agent may rely conclusively on such Officers' Certificate or Opinion of Company Counsel as to such matter.

Section 4.8 Defaults and Events of Default. The Collateral Agent shall not be required to inquire as to the occurrence or absence of any Default or Event of Default and shall not be affected by or required to act upon any notice or knowledge as to the occurrence of any Default or Event of Default unless and until it receives a Notice of Actionable Default or a responsible officer of the Collateral Agent has actual knowledge that an Actionable Default has occurred and is continuing.

Section 4.9 Actions by Collateral Agent. As to any matter not expressly provided for by this Agreement, the Collateral Agent shall act or refrain from acting as directed by Act of the Secured Debtholders and shall be fully protected in doing so.

Section 4.10 Security or Indemnity in favor of the Collateral Agent. The Collateral Agent shall not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity which it, in its discretion, deems sufficient against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action. The Company and Guarantors hereby jointly and severally agree to provide such security or indemnity to the Collateral Agent promptly upon request by the Collateral Agent therefor.

Section 4.11 Not Responsible for Recitals. The recitals contained herein shall be taken as statements of the Company and the Guarantors, and the Collateral Agent assumes no responsibility for their correctness. The Collateral Agent makes no representation as to the validity or sufficiency of this Agreement.

                                   ARTICLE V.

                RESIGNATION AND REMOVAL OF THE COLLATERAL AGENT.

Section 5.1 Resignation or Removal of Collateral Agent. Subject to the appointment of a successor Collateral Agent as provided in Section 5.1 and the acceptance of such appointment by the successor Collateral Agent, (a) the Collateral Agent may resign at any time by giving not less than 30 days' notice of resignation to the Administrative Agent, the Trustee and the Company and (b) the Collateral Agent may be removed at any time, with or without cause, by an Act of the Secured Debtholders.

Section 5.2 Appointment of Successor Collateral Agent. Upon any such resignation or removal, a successor Collateral Agent may be appointed by the Administrative Agent and Trustee, acting jointly, or by Act of the Secured Debtholders. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the predecessor Collateral Agent gave notice of resignation or was removed, the retiring Collateral Agent may appoint a successor Collateral Agent, or petition a court of competent jurisdiction for appointment of a successor Collateral Agent, which shall be a bank or trust company (a) authorized to exercise corporate trust powers, (b) acceptable to the Administrative Agent or the Trustee, (c) having a combined capital and surplus of at least $50,000,000, and (d) maintaining an office in New York, New York.

Section 5.3 Succession. When the Person so appointed as successor Collateral Agent accepts such appointment:

            (i) such Person shall succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Agent, and the predecessor Collateral Agent shall be discharged from its duties and obligations hereunder, and

            (ii) the predecessor Collateral Agent, upon payment of all amounts owed to it, shall promptly transfer all Collateral within its possession or control to the possession or control of the successor Collateral Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Agent to transfer to the successor Collateral Agent all Liens, interests, rights, powers and remedies of the predecessor Collateral Agent in respect of the Collateral or under the Security Documents.

Thereafter the predecessor Collateral Agent shall remain entitled to enforce the immunities granted to it in Article 4.

Section 5.4 Limitation. The Collateral Agent shall not be the same Person as, or an Affiliate of, the Administrative Agent or the Trustee. If the Collateral Agent at any time becomes an Affiliate of the Administrative Agent or the Trustee, it shall promptly resign subject to appointment of a successor Collateral Agent and acceptance of such appointment as provided in this
Article 5.

                                   ARTICLE VI.

                            MISCELLANEOUS PROVISIONS.

Section 6.1 Amendment.

      (a) This Agreement may be amended or supplemented from time to time by written agreement of the Company, the Guarantors, the Administrative Agent, the Trustee and the Collateral Agent, acting pursuant to an Act of the Secured Debtholders.

      (b) The Collateral Agent shall not amend or supplement any of the provisions of the Security Documents without the consent or direction by an Act of the Secured Debtholders; provided that (i) no amendment or supplement to the provisions of the Security Documents that adversely affects the right of any holder of Secured Obligations to share in the Collateral equally and ratably will become effective without the consent of each such holder and (ii) any amendment or supplement to the provisions of the Security Documents that releases all or substantially all of the Collateral will be governed by the provisions described under Section 9.06 of the Term Loan Agreement and Section
10.06 of the Indenture.

      (c) Any amendment or supplement to any Security Document that imposes any obligation upon the Collateral Agent or adversely affects the rights of the Collateral Agent in its individual capacity will become effective only with the consent of the Collateral Agent in its individual capacity.

Section 6.2 Further Assurances.

      (a) At any time or from time to time, each of the Company and Guarantors will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as may be necessary or appropriate, or as the Collateral Agent, the Administrative Agent or the Trustee may reasonably request, in order to assure and confirm that each Subsidiary required by the Term Loan Agreement or the Indenture to guarantee payment of the Secured Obligations has duly guaranteed payment of all the Secured Obligations and that the Collateral

Agent holds, for the exclusive benefit of all present and future holders of Secured Obligations, duly created, enforceable and perfected first priority Liens (subject only to Permitted Prior Liens) upon all interests in Collateral at any time owned or acquired by the Company or any of such Subsidiary or as the Collateral Agent, the Administrative Agent or the Trustee otherwise may reasonably request in order to carry out and give full effect to the intents and purposes of the Term Loan Documents and the Note Documents.

      (b) Upon request of the Collateral Agent at any time and from time to time, the Company will, and will cause each of its Subsidiaries to, promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents and take such other actions as shall be required or which the Collateral Agent may reasonably request to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, as contemplated by the Indenture, the Term Loan Agreement and the Security Documents, upon the Collateral Agent for the exclusive benefit of the holders of the Secured Obligations. If the Company or such Subsidiary fails to do so, the Collateral Agent is hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents and, subject to the provisions of the Note Documents and the Term Loan Documents, take such other actions in the name, place and stead of the Company or such Subsidiary, but the Collateral Agent will have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith.

Section 6.3 Successors and Assigns.

      (a) This Agreement is legally binding upon and enforceable against the Collateral Agent. Except as provided in Section 4.2, the Person acting as Collateral Agent may not, in its individual capacity, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights shall be void. All obligations of the Collateral Agent hereunder shall inure to the benefit of, and be enforceable by, the Administrative Agent, the Trustee and each present and future holder of Secured Obligations, each of whom shall be entitled to enforce this Agreement as a third party beneficiary hereof, and all of their respective successors and assigns.

      (b) This Agreement is further binding upon each of the Company and the Guarantors and theirs respective successors. Neither the Company nor any Guarantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights shall be void. All obligations of the Company and Guarantors hereunder shall inure to the benefit of, and be enforceable by, the Collateral Agent, the Administrative Agent, the Trustee and each present and future holder of Secured Obligations, each of whom shall be entitled to enforce this Agreement as a third party beneficiary hereof, and all of their respective successors and assigns.

      (c) The obligations of the Collateral Agent set forth in Sections 3.1 and
3.2 of this Agreement shall also be enforceable by the Company and any Guarantor directly affected by any breach thereof and their respective successors and assigns.

Section 6.4 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents shall impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy shall preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 6.5 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

            If to the Collateral Agent:   Wilmington Trust Company
                                          Attention:  Mary St. Amand
                                          Assistant Vice President
                                          Corporate Trust Administration
                                          1100 North Market Street
                                          Wilmington, Delaware  19890
                                          Phone:  302-636-6436
                                          Fax:  302-636-4145

            If to the Trustee:            The Bank of New York
                                          Attention: Corporate Trust
                                                     Administration
                                          101 Barclay Street - Floor 8 West
                                          New York, New York 10286
                                          Phone:  212-815-5498
                                          Fax:  212-815-5131

            If to the Administrative
              Agent:                      Goldman Sachs Credit Partners L.P.
                                          as the Administrative Agent
                                          85 Broad Street
                                          New York, New York 10004
                                          Attention:  Sandra Stulberger
                                          Phone:  212-902-1000
                                          Fax:  212-902-3000

            If to the Company
              or any Guarantor:           Tesoro Petroleum Corporation
                                          300 Concord Plaza Drive
                                          San Antonio, Texas 78216-6999
                                          Attention:  Finance Department
                                          Phone:  210-828-8484
                                          Fax:  210-283-2080

Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to the Collateral Agent, Administrative Agent or Trustee shall be effective unless and until received its officer responsible for the administration of the transaction contemplated hereby. Each party may change its address for notice hereunder to any other location within the continental United States by giving written notice thereof to the other parties as set forth in this Section 6.5.

Section 6.6 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Agent set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

Section 6.7 Compensation; Expenses. Whether or not the transactions contemplated hereby shall be consummated, each of the Company and Guarantors jointly and severally agrees to pay, promptly within 30 days following demand:

      (a) reasonable compensation to the Collateral Agent and its agents, co-agents and sub-agents;

      (b) all reasonable costs and expenses incurred in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating thereto;

      (c) all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Agent in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating thereto and any other document or matter requested by the Company;

      (d) all reasonable costs and expenses of creating, perfecting, releasing or enforcing the Collateral Agent's security interests in the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums;

      (e) all reasonable costs of any Opinion of Company Counsel required hereby to be delivered to the Collateral Agent;

      (f) all other reasonable costs and expenses incurred by the Collateral Agent in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of its rights or performance of its obligations by the Collateral Agent thereunder; and

      (g) after the occurrence and during the continuance of an Actionable Default, all reasonable costs and expenses incurred by the Collateral Agent, the Administrative Agent or the Trustee in connection with the preservation, collection, foreclosure or enforcement of the Liens granted by the Security Documents or any interest, right, power or remedy of the Collateral Agent or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any bankruptcy case or insolvency or liquidation proceeding, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Agent, the Administrative Agent or the Trustee.

      (h) The agreements in this Section 6.7 shall survive repayment of the Notes and Term Loans and all other amounts payable hereunder.

Section 6.8 Indemnity.

      (a) In addition to the payment of costs and expenses pursuant to Section 6.7, whether or not the transactions contemplated hereby shall be consummated, each of the Company and the Guarantors jointly and severally agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, the Collateral Agent, the Administrative Agent and the Trustee and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an "Indemnitee") from and against any and all Indemnified Liabilities; provided, no Indemnitee shall be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted directly and primarily from the gross negligence or willful misconduct of such Indemnitee.

      (b) All amounts due under Section 6.8(a) shall be payable not later than 10 days after written demand therefor.

      (c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 6.8(a) may be unenforceable in whole or in part because they are violative of any law or public policy, each of the Company and Guarantors shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

      (d) Neither the Company nor any Guarantor shall ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent lawful) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Term Loan Document or Note Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Company and Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      (e) The agreements in this Section 6.8 shall survive repayment of the Notes and Term Loans and all other amounts payable hereunder.

Section 6.9 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, shall not in any way be affected or impaired thereby.

Section 6.10 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 6.11 Obligations Secured. All obligations of the Company or any Guarantor set forth in or arising under this Agreement shall be Secured Obligations and are secured by all Liens granted by the Security Documents.

Section 6.12 Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 6.13 Consent to Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH
SECTION 6.5; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES EACH PARTY HERETO RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

Section 6.14 Waiver of Jury Trial. EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE INTENTS AND PURPOSES OF THE OTHER SECURITY DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HERETO HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY

HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.14 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF OR TO THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING THERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 6.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. The delivery of an executed signature page of this Agreement, or any Joinder Agreement in connection herewith, by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6.16 Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written or telephonic notification of such execution and authorization of delivery thereof.

Section 6.17 Additional Obligors. The Company will cause each Subsidiary of the Company that becomes an Obligor or is required to become a party to this Agreement under Section 5.17 of the Term Loan Agreement and Section 4.17 of the Indenture to become party to this Agreement, for all purposes of this Agreement on the terms set forth herein applicable to a Guarantor, by causing such Subsidiary to execute and deliver to the parties hereto a Joinder Agreement, whereupon such Subsidiary shall be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as a Guarantor as of the date hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agency Agreement to be executed by their respective officers or representatives hereunto duly authorized as of the day and year first above written.

                                    TESORO PETROLEUM CORPORATION

                                    By:   /s/ GREGORY A. WRIGHT
                                          ------------------------------
                                          Name:  Gregory A. Wright
                                          Title: Senior Vice President and
                                                 Chief Financial Officer


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[Collateral Agency Agreement]

                                   THE GUARANTORS:
                                   DIGICOMP INC.
                                   KENAI PIPE LINE COMPANY
                                   SMILEY'S SUPER SERVICE, INC.
                                   TESORO ALASKA COMPANY
                                   TESORO ALASKA PIPELINE COMPANY
                                   TESORO AVIATION COMPANY
                                   TESORO GAS RESOURCES COMPANY, INC.
                                   TESORO HAWAII CORPORATION
                                   TESORO HIGH PLAINS PIPELINE COMPANY
                                   TESORO MARINE SERVICES HOLDING COMPANY
                                   TESORO MARINE SERVICES, LLC
                                         By: Tesoro Marine Services Holding
                                             Company, as sole member
                                   TESORO MARITIME COMPANY
                                   TESORO NORTHSTORE COMPANY
                                   TESORO PETROLEUM COMPANIES, INC.
                                   TESORO REFINING AND MARKETING COMPANY
                                   TESORO TECHNOLOGY COMPANY
                                   TESORO TRADING COMPANY
                                   TESORO VOSTOK COMPANY
                                   TESORO WASATCH, LLC
                                         By: Tesoro Petroleum Corporation,
                                             as sole member

                                   Executing this Agreement as Senior Vice
                                   President and Chief Financial Officer and on behalf of and so as to bind, each of the Persons named above under the caption "The Guarantors"

                                   By: /s/ GREGORY A. WRIGHT
                                       ------------------------------
                                       Name: Gregory A. Wright


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[Collateral Agency Agreement]

                                    THE GUARANTORS:
                                    FAR EAST MARITIME COMPANY
                                    GOLD STAR MARITIME COMPANY
                                    TESORO FINANCIAL SERVICES HOLDING COMPANY
                                    VICTORY FINANCE COMPANY

                                    Executing this Agreement as Vice President and Treasurer and on behalf of and so as to bind, each of the Persons named above under the caption "The Guarantors"

                                    By: /s/ SHARON L. LAYMAN
                                        ------------------------------
                                        Name: Sharon L. Layman



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[Collateral Agency Agreement]

                                    WILMINGTON TRUST COMPANY,
                                    as Collateral Agent

                                    By: /s/ MICHAEL W. DIAZ
                                       ---------------------------------
                                       Name: Michael W. Diaz
                                       Title: Authorized Signer



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[Collateral Agency Agreement]

                                    GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                    as Administrative Agent

                                    By: /s/ GOLDMAN, SACHS & CO.
                                       ---------------------------------
                                       Name: Goldman, Sachs & Co.
                                             On behalf of each of the
                                             Purchasers




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[Collateral Agency Agreement]

                                    THE BANK OF NEW YORK
                                    as Trustee

                                    By: /s/ VON K. BROWN
                                       ---------------------------------
                                       Name: Von K. Brown
                                       Title: Vice President

                                                                       EXHIBIT A

Wilmington Trust Company,
as Collateral Agent
1100 North Market Street
Wilmington, Delaware 19890
Attention: Mary St. Amand,
Corporate Trust Administration

Goldman Sachs Credit Partners L.P.,
85 Broad Street
New York, New York  10004
Attention: Sandra Stulberger

The Bank of New York,
as Trustee
101 Barclay Street - Floor 8 West
New York, New York 10286
Attention: Corporate Trust Administration

                                JOINDER AGREEMENT

            The undersigned, [INSERT OBLIGOR'S NAME], a [INSERT DESCRIPTION OF OBLIGOR], hereby agrees to become party to the Collateral Agency Agreement dated as of April 17, 2003, by and among Tesoro Petroleum Corporation, a Delaware corporation, the subsidiaries of the Company party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent under the Term Loan Agreement (as defined therein), The Bank of New York, as Trustee under the Indenture (as defined therein), and Wilmington Trust Company, as Collateral Agent, for all purposes thereof on the terms set forth therein applicable to a "Guarantor", as defined therein, and to be bound by the terms of said Collateral Agency Agreement as fully as if the undersigned had executed and delivered said Collateral Agency Agreement as a Guarantor thereunder as of the date thereof.

            The provisions of Article VI of said Collateral Agency Agreement shall apply with like effect to this Joinder Agreement.

            IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder Agreement as of ___________________, 20____.

                                    [___________________________________]

                                    By:
                                       ---------------------------------
                                       Name:
                                       Title: